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                                                                     Exhibit 3.1

                             CERTIFICATE OF INCORPORATION
                                          OF
                                 TRACK 'N TRAIL, INC.

    FIRST: The name of the corporation is:

                                 Track 'n Trail, Inc.

    SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is:

         The Prentice-Hall Corporation System, Inc.
         1013 Centre Road
         Wilmington, DE 19901

    THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH:   A.  The corporation is authorized to issue two classes of capital stock, to be designated respectively Preferred stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the corporation is authorized to issue is 22,000,000, of which 2,000,000 shall be Preferred Stock and 20,000,000 shall be Common Stock. Both the Preferred Stock and Common Stock shall have a par value of $.01 per share.

              B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the Preferred Stock in one or more series, and to fix the designation and number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such stock (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding, plus the number of shares of such series issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation) the number of shares of any such series. If the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders

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of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

    FIFTH:    A.  The authorized number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors.

              B. Effective upon the registration of the corporation with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Section 12(b) Registration"), the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until such director's successor shall be elected and shall qualify or until such director's earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes. The initial terms of office shall be determined by resolution duly adopted by the Board of Directors. At each annual meeting of stockholders after the Section 12(b) Registration, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

              C. Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    SIXTH: The name and mailing address of the incorporator is:

              Michelle Rowe Hallsten
              Pillsbury Madison & Sutro LLP
              400 Capitol Mall, 17th Floor
              Sacramento, California 95814

    SEVENTH: No stockholder may cumulate votes in the election of directors.


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    EIGHTH:   A.  The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "Indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

              B. The right to indemnification conferred by this Article EIGHTH shall be presumed to have been relied by the Indemnitee and shall be enforceable as a contract right. The corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by applicable law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this Article EIGHTH or in any such contract.

              C. Upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this Article EIGHTH and the corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with any Proceeding, consistent with the provisions of applicable law.

              D. Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection of any Indemnitee existing at the time of such repeal or modification.

    NINTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

    TENTH: Effective upon the Section 12(b) Registration (i) any action required or permitted to be taken by stockholders of the corporation must be taken at a duly called annual or special meeting of stockholders of the corporation, and (ii) no action may be taken by the written consent of the stockholders.


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    ELEVENTH: The Board of Directors is expressly authorized to make, amend or repeal the bylaws of the corporation, without any action on the part of the stockholders, solely by the affirmative vote of at least 66-2/3% of the directors of the corporation then in office. In addition to any other vote required by law, the bylaws may be amended or repealed by the stockholders by the affirmative vote of the holders of shares representing at least 66-2/3% of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of the directors, voting together as a single class.

    TWELFTH: In addition to any other vote required by law, the amendment or repeal of Articles FIFTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and TWELFTH shall require the approval of the holders of shares representing at least 66-3/2% of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

    I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of February, 1997.


                                                /s/ MICHELLE ROWE HALLSTEN
                                            -----------------------------------
                                                         Incorporator
                                                    Michelle Rowe Hallsten





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